Exhibit 99.1

urban-gro, Inc. Divests Membership Interest of Total Grow Holdings, LLC

urban-gro Focuses on Engineering Design and Systems Integration

Lafayette, Colo., (January 30, 2020) – urban-gro, Inc. (OTCQX: UGRO) (“urban-gro” or the “Company”), a leading engineering, design, and product solutions company that creates high performance cannabis cultivation facilities around the world, today announced that it has sold the Company’s membership interest in Total Grow Holdings, LLC, (“TGH”) back to TGH.

“As we continue to expand both domestically and now internationally, our objective is to provide solutions that assist our customers in maintaining a competitive advantage both today and into the future. By removing ourselves from a direct ownership position in a specific manufacturer, we believe we can provide the best equipment solutions for each unique individual customer facility,” said Bradley Nattrass, Co-Founder, Chairman, and Chief Executive Officer of urban-gro.

Nattrass continues, “Additionally, as part of our focus on profitability announced in Q3 ‘19, we made the decision to take a step back on our investment and acquisition initiatives and focus on running an efficient engineering design and systems integration company with profitability being our immediate goal. We believe this move supports our objective.”

The sale completes the principal terms of a Memorandum of Understanding dated October 23, 2019 (“MOU”) between TGH and the Company. As a part of the terms and conditions of a Membership Interest Redemption Agreement dated January 24, 2020, TGH has agreed to redeem 100% of the 24.4% membership interest owned by the Company for aggregate consideration of $310,000. In expectation of this transaction the Company had previously recorded a $506,000 write-down of its investment in TGH.

About urban-gro, Inc.

urban-gro, Inc. (OTCQX: UGRO) is a leading engineering, design, and product solutions company that creates high performance cannabis cultivation facilities around the world. Our highly tailored, plant-centric approach to the design, procurement, and integration of complex equipment systems provides a single point of accountability throughout the project lifecycle. urban-gro ensures operational efficiency and economic advantage for commercial cultivators through a full spectrum of professional services focused on facility optimization, and compliant integrated pest management programs promoting environmental health. In every engagement, our unwavering focus is on solutions that ensure success. Visit www.urban-gro.com to learn more. Follow urban-gro on Instagram, Facebook, Twitter and LinkedIn.

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Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by us with the U.S. Securities and Exchange Commission (SEC).  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. Among other matters, we not be able to sustain growth or achieve profitability based upon many factors including, but not limited to, general market conditions. Reference is hereby made to cautionary statements set forth in our most recent SEC filings. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term.  Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time.

Investor Relations Contact:
Phil Carlson

KCSA Strategic Communications

Email: pcarlson@kcsa.com

Phone: 212-896-1233

Media Contact:
Anne Graf

KCSA Strategic Communications

Email: agraf@kcsa.com

Phone: 786-390-2644

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